UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A)

OF THE SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.     )

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☒	Preliminary Proxy Statement
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☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

RS Variable Products Trust

(Name of Registrant as Specified in its Charter)

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THE GUARDIAN INSURANCE & ANNUITY COMPANY, INC.

3900 Burgess Place

Bethlehem, Pennsylvania 18017-9097

March 20, 2015

Dear Contract Owner:

We are writing to notify you that a meeting of the shareholders of RS Money Market VIP Series (the “Fund”), a series of RS Variable Products Trust (the “Trust”), will be held on April 24, 2015, at 9:00 a.m. Pacific Time, at the offices of the Trust at One Bush Street, Suite 900, San Francisco, California 94104 (the “Meeting”). Although the separate accounts of The Guardian Insurance & Annuity Company, Inc. (“GIAC”) and affiliates of GIAC are the only shareholders of the Fund, you are receiving this letter and the enclosed Proxy Statement because you own a variable annuity contract or a variable life insurance policy issued by GIAC (“Contract Owners”), which will vote the shares attributable to the Fund at the Meeting in accordance with the voting instructions received from Contract Owners.

As a Contract Owner, you have the right to instruct GIAC as to the manner in which shares of the Fund attributable to your variable annuity contract or variable life insurance policy should be voted. You are being asked to provide your voting instructions to GIAC on a proposal to liquidate the Fund, as described below. The enclosed proxy materials provide more information about the proposed Plan of Liquidation (as defined below), and a voting instruction card is enclosed for you to submit your instructions. GIAC will accept voting instructions up until the close of business on April 23, 2015.

On February 4, 2015, the Board of Trustees of the Trust considered and approved the liquidation and termination of the Fund subject to the approval by the Fund’s shareholders of a plan of liquidation (the “Plan of Liquidation”). If the proposed Plan of Liquidation is approved by the Fund’s shareholders, the Fund will, by the Liquidation Date (as defined below), in accordance with the Plan of Liquidation: (1) sell or otherwise convert to cash or cash equivalents its portfolio securities and other assets; (2) pay any liabilities; (3) make a liquidating distribution equal to the shareholders’ interest in the remaining assets of the Fund without the deduction of any fees or the imposition of any charges; and (4) wind up its operations and terminate its existence. If the proposed Plan of Liquidation is approved, the Fund is expected to be liquidated on or about April 30, 2015 (the “Liquidation Date”).

If, by the Liquidation Date, you have not yet transferred your interest in the Fund to another allocation option, or have not provided transfer instructions to GIAC, upon the liquidation of the Fund, GIAC will transfer the liquidation proceeds related to your interest in the Fund to Fidelity VIP Money Market Portfolio – Service Class 2 (the “Fidelity Fund”).

The proposed liquidation and subsequent transfer to the Fidelity Fund will not affect the value of your interest in your variable annuity contract or variable life insurance policy. You may transfer your interest in the Fund to any of the other allocation options available under your variable annuity contract or variable life insurance policy in accordance with the terms of your contract or policy at any time prior to the Liquidation Date free of any transfer charges and without that transfer counting as one of a limited number of transfers permitted during any period or a limited number of transfers permitted during any period free of charge. If GIAC transfers the liquidation proceeds related to your interest in the Fund to the Fidelity Fund, you may subsequently transfer your interest in the Fidelity Fund free of any transfer charges and without that transfer counting as one of a limited number of transfers permitted during any period or a limited number of transfers permitted during any period free of charge for a period of sixty (60) days after the Liquidation Date. GIAC has informed the Board that the proposed liquidation, as well as contract value transfers in anticipation or subsequent to the proposed liquidation, will not create federal income tax liability for you in connection with your variable annuity contract or variable life insurance policy.

Your voting instructions on the proposal are important. Please provide your voting instructions as soon as possible to eliminate the need for additional solicitations. You may provide your voting instructions by filling out the enclosed voting instruction card and returning it to us, by calling the toll-free telephone number included on your voting instruction card, or by logging on to the Internet address located on the enclosed voting instruction card and following the instructions on the website. If we do not receive your voting instructions as the Meeting date approaches, we or our solicitation firm may contact you to obtain your voting instructions. If you have any questions about the proxy materials or need assistance, please call 1-800-221-3253.

You may submit transfer instructions as to the transfer of your contract values currently allocated to the Fund to other allocation options under your variable annuity contract or variable life insurance policy prior to the Liquidation Date. GIAC will implement a transfer upon receiving your written, telephone or electronic instructions in good order at its Customer Service Office, 3900 Burgess Place, Bethlehem, PA 18017. Please call 1-800-221-3253 for more information.

We look forward to receiving your voting instructions. Thank you for your attention to this matter.

Sincerely,

The Guardian Insurance & Annuity Company, Inc.

YOUR VOTING INSTRUCTIONS ARE IMPORTANT. THE ENCLOSED ADDRESSED ENVELOPE REQUIRES NO POSTAGE AND IS PROVIDED FOR YOUR CONVENIENCE. CONTRACT OWNERS ARE URGED TO PROMPTLY SIGN AND RETURN THE ENCLOSED VOTING INSTRUCTION CARD IN THE ENCLOSED ENVELOPE SO AS TO BE REPRESENTED AT THE MEETING.

2

RS VARIABLE PRODUCTS TRUST

RS Money Market VIP Series

One Bush Street, Suite 900

San Francisco, CA 94104

NOTICE OF A MEETING OF SHAREHOLDERS

To shareholders of RS Money Market VIP Series (the “Fund”), a series of RS Variable Products Trust (the “Trust”):

A meeting of the shareholders (the “Meeting”) of the Fund will be held on April 24, 2015, at 9:00 a.m. Pacific Time, at the offices of the Trust at One Bush Street, Suite 900, San Francisco, CA 94104, for the following purposes:

Proposal 1.	Approval of a Plan of Liquidation to liquidate the Fund and distribute the liquidation proceeds to the shareholders of the Fund, all as described in the attached Proxy Statement; and

Proposal 2.	To transact such other business as may properly come before the Meeting and any adjournments thereof.

With respect to Proposal 1, all of the shareholders of the Fund will vote together as a single class.

THE TRUSTEES UNANIMOUSLY RECOMMEND THAT YOU VOTE IN FAVOR OF PROPOSAL 1.

Please read the enclosed Proxy Statement for a discussion of Proposal 1.

Only shareholders of record at the close of business on February 27, 2015 (the “Record Date”) are entitled to notice of and to vote at the Meeting.

The funds comprising the Trust (the “Variable Funds”) issue and sell their shares to separate accounts of The Guardian Insurance & Annuity Company, Inc. (“GIAC”) and to affiliates of GIAC. The separate accounts hold shares of mutual funds, including the Fund, which serve as investment allocation options under variable annuity contracts or variable life insurance policies that are issued by GIAC. As the owner of the assets held in the separate accounts, GIAC is a shareholder of the Variable Funds and is entitled to vote its shares of each Variable Fund. However, the Trust has been informed that GIAC votes outstanding shares of the Variable Funds in accordance with instructions received from the owners of the variable annuity contracts and variable life insurance policies (“Contract Owners”). This Notice is expected to be delivered by GIAC to Contract Owners who do not invest directly in or hold shares of the Fund, but who, by virtue of their ownership of the contracts or policies, have a beneficial interest in the Fund as of the Record Date, so that, with respect to Proposal 1, they may instruct GIAC how to vote the shares of the Fund underlying their contracts or policies.

By order of the Trustees,

/s/ Nina Gupta

NINA GUPTA
Secretary

March 20, 2015

Your voting instructions are important. Please vote promptly by signing and returning the enclosed voting instruction card or by recording your vote by telephone or via the Internet. The enclosed addressed envelope requires no postage and is provided for your convenience. Contract Owners are urged to sign and return the enclosed voting instruction card in the enclosed envelope so as to be represented at the Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 24, 2015.

You may obtain a copy of this Proxy Statement, the accompanying Notice of a Meeting of Shareholders, and the voting instruction card without charge by visiting the web site indicated on your voting instruction card. You also may obtain a copy of the Fund’s annual report for the fiscal year ended December 31, 2014 and a copy of the Fund’s semiannual report for the period ended June 30, 2013, without charge. Please direct any such requests by telephone to 1-800-221-3253, by writing to RS Funds Distributor LLC at One Bush Street, Suite 900, San Francisco, California 94104, or by downloading from www.rsinvestments.com/vip.htm.

2

RS VARIABLE PRODUCTS TRUST

RS Money Market VIP Series

One Bush Street, Suite 900

San Francisco, California 94104

PROXY STATEMENT

Meeting of Shareholders

to be held on April 24, 2015

This Proxy Statement is furnished in connection with a Meeting of Shareholders of RS Money Market VIP Series (the “Fund”), a series of RS Variable Products Trust, a Massachusetts business trust (the “Trust”), to be held on April 24, 2015, at 9:00 a.m., Pacific Time, at the offices of the Trust at One Bush Street, Suite 900, San Francisco, CA 94104, and at any adjournment thereof (the “Meeting”), for the purposes set forth in the accompanying Notice of a Meeting of Shareholders (the “Notice”). This Proxy Statement relates to the solicitation of proxies by and on behalf of the Board of Trustees of the Trust. The Notice and this Proxy Statement with its enclosures are first being made available to Contract Owners (defined below) on or about March 20, 2015.

The following table summarizes the proposals to be voted on at the Meeting:

Proposal	Description of the Proposal

Proposal 1.	To approve a plan to liquidate the Fund and distribute the liquidation proceeds to the shareholders of the Fund; and

Proposal 2.	To transact such other business as may properly come before the meeting and any adjournments thereof.

With respect to Proposal 1, all of the shareholders of the Fund will vote together as a single class.

The Fund issues and sells its shares to separate accounts of The Guardian Insurance & Annuity Company, Inc. (“GIAC”) and affiliates of GIAC. The following information has been provided to the Trust by GIAC. The separate accounts hold shares of mutual funds, including the Fund, which serve as investment allocation options under variable annuity contracts or variable life insurance policies that are issued by GIAC (“Variable Contracts”). Each separate account and GIAC affiliate may invest in the Fund and certain other mutual funds. Owners of the variable annuity contracts and variable life insurance policies issued by GIAC (“Contract Owners”) allocate the value of their contracts or policies among these separate accounts. As such, Contract Owners are the indirect owners of shares of the Fund. However, as the owner of the assets held in the separate accounts, GIAC is the shareholder of record of the Fund. Contract Owners are being asked to give their voting instructions to GIAC with respect to Proposal 1. At the Meeting, GIAC, on behalf of each separate account, will vote on a proposed plan (the “Plan of Liquidation”) to liquidate the Fund and distribute the liquidation proceeds to the Fund’s shareholders. If Proposal 1 is approved by the Contract Owners, the Fund will be liquidated on or about April 30, 2015 (the “Liquidation Date”).

Contract Owners are eligible to provide voting instructions for use at the Meeting if, at the close of business on the Record Date (as defined below), they owned a variable annuity contract or variable life insurance policy and some or all of the value of such variable annuity contract or variable life insurance policy was allocated for investment in the Fund. GIAC has informed the Trust that, as the record shareholder of the Fund, it will vote the Fund shares attributable to a Contract Owner’s variable annuity contract or variable life insurance policy in accordance with the voting instructions provided on the Contract Owner’s voting instruction card if it is properly executed and returned in a timely manner, or in accordance with voting instructions provided by telephone or via the Internet. If a voting instruction card is signed and dated, but gives no voting instructions, GIAC has informed the Trust that it will vote the shares FOR the approval of the Plan of Liquidation in Proposal 1. A representative of GIAC will cast the votes on behalf of the Contract Owners by proxy. GIAC will accept voting instructions up until the close of business on April 23, 2015. Contract Owners may revoke their voting instructions by submitting a subsequent voting instruction card before the Meeting, by telephone or via the Internet before the Meeting, by timely written notice, or by attending and providing voting instructions at the Meeting.

The mailing address of the Trust is One Bush Street, Suite 900, San Francisco, CA 94104. Solicitation of voting instructions by personal interview, mail, and telephone may be made by employees of GIAC or its affiliates and/or officers and Trustees of the Trust (who will receive no compensation therefor in addition to their regular compensation). In addition, the firm of Boston Financial Data Services (“BFDS”) has been retained to assist in the solicitation of voting instructions at a cost that is not expected to exceed $28,000 (of which $15,000 represents a fixed fee and the remainder represents expenses that could vary), although actual costs may be substantially higher. The expenses of the preparation of this Proxy Statement and related materials, including printing and delivery costs, the solicitation of proxies, brokerage commissions and other direct expenses of liquidating portfolio investments and the tabulation of proxies and voting instructions, will be borne by Guardian Investor Services LLC (“GIS”), the Fund’s investment sub-adviser, and RS Investment Management Co. LLC (“RS Investments”), the Fund’s investment adviser.

Shareholders of record at the close of business on February 27, 2015 (the “Record Date”) will be entitled to vote at the Meeting. As of the Record Date, [                    ] Class I shares were outstanding for the Fund.

Each whole share is entitled to one vote as to any matter on which it is entitled to vote, and each fractional share shall be entitled to a proportionate fractional vote.

PROPOSAL 1

APPROVAL OF PLAN OF LIQUIDATION

Background

On February 4, 2015, the Board of Trustees of the Trust (the “Board”), including all of the Trustees who are not “interested persons” of the Trust (as that term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”)), based on the recommendation of RS Investment Management Co. LLC, the Fund’s investment adviser (“RS Investments”), determined that the Fund should be liquidated and terminated, subject to shareholder approval of the proposed Plan of Liquidation. The Plan of Liquidation for the Fund can be found in Appendix A attached hereto. The discussion of the Plan of Liquidation in this Proxy Statement is a brief summary of the principal terms of the Plan of Liquidation. For a more complete understanding of the Plan of Liquidation, please read Appendix A.

Subject to the approval of Proposal 1 by the shareholders of the Fund, the Fund will be eliminated as an allocation option under each Variable Contract after the liquidation is effected, and its outstanding shares will be cancelled. GIAC has informed the Fund that it will transfer the interests of Contract Owners who have not otherwise given transfer instructions to GIAC prior to the Liquidation Date to Fidelity VIP Money Market Portfolio – Service Class 2 (the “Fidelity Fund”), upon receipt of the liquidating distribution from the Fund, as discussed below. A copy of the Fidelity Fund’s summary prospectus is included in the envelope with this Proxy Statement.

Reasons for the Proposed Liquidation

As of December 31, 2014, the Fund’s net assets totaled $101,776,723. The Fund has not achieved a sufficient size to enjoy many of the economies of scale available to larger mutual funds, and RS Investments believes that it is unlikely the Fund will grow significantly in the foreseeable future. In addition, the Fund is not a core product offering of RS Investments, and it is currently the only money market product managed by RS Investments. RS Investments therefore recommended that the Board approve the liquidation of the Fund.

At its meeting on February 4, 2015, the Board considered a number of factors, including the amount of the Fund’s net assets and information from RS Investments regarding the outlook for the Fund. The Board considered alternatives to liquidating the Fund, including whether a merger with or transfer of assets to another mutual fund would be possible, and if it would produce desirable results for the Fund’s shareholders. The Board also considered representations from GIAC that (i) if, by the Liquidation Date, Contract Owners have not provided transfer instructions to GIAC, upon the liquidation of the Fund, GIAC would transfer any amounts received from the Fund to the Fidelity Fund; (ii) Contract Owners would have the right to subsequently transfer their interests in the Fidelity Fund free of any transfer charges and without that transfer counting as one of a limited number of transfers permitted during any period or a limited number of transfers permitted during any period free of charge for a period of sixty (60) days following the liquidation; and (iii) the proposed liquidation, as well as contract value transfers in anticipation or subsequent to the proposed liquidation, would not create federal income tax liability for Contract Owners. After considering and discussing these factors, the Board determined that the proposed liquidation would be in the best interests of the Fund’s shareholders.

Although shareholder approval is not necessary to liquidate the Fund under the Fund’s organizational documents, GIAC requested that the Board solicit shareholder approval of the Plan of Liquidation in order to meet regulatory requirements applicable to the transfer of the interests of the Fund to the Fidelity Fund.

Accordingly, after consideration of the above recommendation and such other factors and information it considered relevant, the Board unanimously approved the liquidation and termination of the Fund subject to the approval by the Fund’s shareholders of the Plan of Liquidation.

GIAC’s Rationale for Recommending the Fidelity Fund

The information in this section has been provided by GIAC.

While GIAC considered other funds as substitutes for the Fund, it determined that the Fidelity Fund would be an appropriate vehicle into which to transfer the contract value of Contract Owners who do not exercise their transfer rights prior to the liquidation. The Fidelity Fund’s investment objective is virtually identical to the investment objective of the Fund. Additional factors considered by GIAC include:

1.	Fidelity’s commitment to the variable insurance “funding” business as demonstrated by several shared funding arrangements with other insurance companies;

2.	Fidelity’s strong track record as a mutual fund manager;

3.	The likelihood that assets of the Fidelity Fund will grow from sources other than GIAC’s Variable Contracts; and

4.	Contract Owners’ familiarity with Fidelity and the Fidelity Funds.

The following chart compares the annual fund operating expenses of the Fund and the Fidelity Fund for the one-year period ended December 31, 2014.

Fund/Portfolio	Management Fee	Distribution and/or Service (12b-1) fees	Other Expenses	Total Annual Operating Expenses

RS Money Market VIP Series - Class I Shares	0.45%	N/A	0.07%	0.52%*

Fidelity VIP Money Market Portfolio – Service Class 2	0.17%	0.25%	0.09%	0.51%

* The Fund’s total annual operating expenses presented in the table do not reflect the effect of voluntary fee waivers that were in effect during the fiscal year ended December 31, 2014.

Fidelity has recently announced certain changes proposed for its money market mutual funds, including the Fidelity Fund, in response to new rules adopted by the Securities and Exchange Commission (“SEC”) for further regulation of money market mutual funds. The new rules set forth new definitions for “government money market funds” and “retail money market funds,” and will require “institutional prime money market funds” (general purpose funds that invest primarily in corporate debt securities and are intended for institutional investors) and institutional municipal money market funds, to price and transact at a ‘floating’ net asset value (NAV). During periods of extraordinary market stress, under the new rules, both retail and institutional prime and institutional municipal money market funds may charge shareholders liquidity fees, payable to a fund upon redemption, as well as provide for redemption gates that temporarily would halt all withdrawals. Government money market funds (funds that invest substantially all their assets in cash, government securities, and/or repurchase agreements that are collateralized solely by government securities or cash), however, will not be subject to these structural changes.

Fidelity has advised GIAC that it has proposed changes to certain of Fidelity’s money market mutual funds, including the Fidelity Fund, based on feedback from investors that they would prefer the funds, including the Fidelity Fund, to be able to maintain a stable net asset value per share and not be subject to liquidity fees or redemption gates. Fidelity has informed GIAC that the proposed changes are designed to align Fidelity’s product offerings to best meet investors’ future needs, and that such changes have been approved by the board of trustees of each affected Fidelity money market mutual fund, subject to approval by shareholders of each such fund. In March 2015, Fidelity expects to send proxy voting materials to shareholders, which will include voting instructions. If approved by shareholders, the Fidelity Fund will make certain changes necessary to operate as a government money market fund, including but not limited to: (i) adopting a principal investment strategy to normally invest at least 99.5% of its total assets in cash, government securities, and/or repurchase agreements that are collateralized fully and (ii) changing its name to “Government Money Market Portfolio.” If approved, Fidelity has informed GIAC that it currently anticipates that these changes will take effect in the fourth quarter of 2015.

While shareholders of the Fund will not be entitled to vote at the meeting of shareholders of the Fidelity Fund, after considering the proposed changes to the Fidelity Fund and the possibility that such changes may not be approved by the Fidelity Fund’s shareholders, GIAC has determined that the Fidelity Fund continues to be an appropriate vehicle into which to transfer the contract value of Contract Owners who do not exercise their transfer rights prior to the liquidation.

For more information, please refer to the current prospectuses for the Fidelity Fund and the Fund.

Plan of Liquidation

If the Plan of Liquidation is approved by the shareholders of the Fund, the Fund will, by the Liquidation Date, in accordance with the Plan of Liquidation: (1) sell or otherwise convert to cash or cash equivalents its portfolio securities and other assets; (2) pay any liabilities, including any dividends with respect to the Fund’s current and prior taxable years; (3) make a liquidating distribution equal to the shareholders’ interest in the remaining assets of the Fund without the deduction of any fees or the imposition of any charges; and (4) wind up its operations and terminate its existence. Additionally, if the proposed Plan of Liquidation is approved by the shareholders of the Fund, following shareholder approval and during the period prior to the Liquidation Date, the Fund may not operate in accordance with its stated investment objective, policies, restrictions and strategies. If the Plan of Liquidation is not approved by the shareholders of the Fund, the Board will consider what other action should be taken with respect to the Fund.

The Board unanimously recommends that the shareholders of the Fund vote “FOR” the approval of the Plan of Liquidation, and based on that recommendation, GIAC is encouraging Contract Owners to provide it with voting instructions to vote “FOR” the approval of the Plan of Liquidation.

ADDITIONAL INFORMATION RELATING TO THE PROPOSAL

The following discussion is based on information provided to the Fund by GIAC.

Transfer Rights

GIAC has informed the Trust that Contract Owners will have the opportunity to submit transfer instructions in order to transfer their contract values currently allocated to the Fund to other allocation options available under their Variable Contracts prior to the Liquidation Date. For Contract Owners who have provided transfer instructions prior to the Liquidation Date, GIAC will transfer contract value from the Fund to the allocation option(s) selected by the Contract Owners in accordance with the transfer instructions. On the Liquidation Date and on behalf of Contract Owners who have not exercised their transfer rights prior to the Liquidation Date, GIAC will transfer contract value representing liquidation proceeds from the Fund to the subaccount investing in shares of the Fidelity Fund. Contract Owners will receive notice of the proposed liquidation and their transfer rights in the form of a supplement to the current prospectus for the Variable Contract.

The proposed liquidation of the Fund will not in any way affect the rights of Contract Owners or the obligations of GIAC under the Variable Contracts. As of the date of this Proxy Statement, Contract Owners may at any time transfer contract value out of the subaccount investing in the Fund free of any otherwise applicable transfer charge and without that transfer counting as one of a limited number of transfers permitted during any period or a limited number of transfers permitted during any period free of charge. Likewise, for ninety (90) days following the liquidation of the Fund, Contract Owners who had contract value transferred to the subaccount investing in the Fidelity Fund may transfer contract value out of the subaccount investing in the Fidelity Fund free of any otherwise applicable transfer charge and without that transfer counting as one of a limited number of transfers permitted during any period or a limited number of transfers permitted during any period free of charge.

Shortly after the proposed liquidation, GIAC will send to each Contract Owner whose contract value was transferred to the subaccount investing in the Fidelity Fund a notice (accompanied by a transfer request form and a postage pre-paid return envelope) explaining that their contract values have been transferred and requesting that they submit a transfer request in the event that they do not want to remain invested in the Fidelity Fund.

Contract Owners will not incur any transfer fees or other charges under the Plan of Liquidation. GIS and RS Investments will pay the expenses of carrying out the Plan of Liquidation, including, without limitation, (1) expenses associated with the preparation and filing of a proxy statement relating to the liquidation, (2) fees and disbursements of legal counsel and other professionals, (3) brokerage commissions and other direct expenses of liquidating portfolio investments, and (4) postage, printing and proxy solicitation costs (including the fees and expenses of BFDS).

For a description of the other allocation options available under a particular Variable Contract prior to and after the Liquidation Date, please refer to such Variable Contract and/or the related prospectus. Contract Owners may obtain a Variable Contract prospectus and applicable allocation options free of charge by contacting GIAC at 1-800-221-3253, by writing to GIAC at 7 Hanover Square, New York, New York 10004, or by visiting http://prospectuses.guardianlife.com/GuardianLife/ProspectusesandFinancialReports/.

Federal Income Tax Consequences

The following information is being furnished by GIAC for the information of Contract Owners.

The liquidation and subsequent transfer of contract value currently allocated to the Fund to the subaccount that invests in Service Class 2 shares of the Fidelity Fund will not create any tax liability for Contract Owners, and Contract Owners will not incur any tax liability upon exercising their transfer rights to transfer the value of their interest in the Fund to another Variable Contract funding vehicle. Contract Owners whose interests are transferred from the Fund to the Fidelity Fund on the Liquidation Date will not incur any tax liability in connection with such transfers.

The foregoing is only a summary of the principal U.S. federal income tax consequences of the liquidation of the Fund and should not be considered tax advice. There can be no assurance that the Internal Revenue Service will concur with all or any of the issues discussed above. You may wish to consult with your own tax advisers regarding the federal, state, and local tax consequences with respect to the foregoing matters and any other considerations that may apply in your particular circumstances.

FUND INFORMATION

This section provides certain additional information about the Fund, including information about its investment adviser and sub-adviser, principal underwriter, and administrative services provider, as well as the identity of persons who beneficially owned more than 5% of the outstanding shares of any class of the Fund.

Investment Adviser

RS Investments, a Delaware limited liability company, One Bush Street, Suite 900, San Francisco, CA 94104, is the investment adviser of the Fund. RS Investments or its investment advisory affiliates have been managing mutual fund investments since 1987. GIS, a wholly owned subsidiary of GIAC, owns a majority of the ownership interests in RS Investments. No person other than GIS owns more than 25% of the ownership interests in RS Investments.

Guardian Investor Services LLC

GIS serves as the sub-adviser for the Fund. GIS is responsible for the day-to-day management of the Fund, subject to the general oversight of RS Investments and the Board. GIS and its predecessor have provided investment advisory services since 1968. GIS is a Delaware limited liability company and is a subsidiary of The Guardian Life Insurance Company of America. GIS is located at 7 Hanover Square, New York, New York 10004.

Principal Underwriter

GIS, 7 Hanover Square, New York, NY 10004, is the principal underwriter of variable annuity contracts and variable life insurance policies issued by GIAC. RS Funds Distributor LLC, One Bush Street, Suite 900, San Francisco, CA 94104, a wholly-owned subsidiary of RS Investments, serves as principal underwriter and distributor of the Fund’s shares. Shares of the Fund are offered continuously; however, the Trust reserves the right to cease the offer of any such shares at any time, subject to applicable laws, rules and regulations.

Administrative Services

State Street Bank and Trust Company, One Lincoln Street, Boston, MA 02111 (“State Street”), provides certain administrative services, including treasury, and tax related services, to the Fund.

Share Ownership

As of December 31, 2014, the Trustees and officers of the Trust did not own 1% or more of the outstanding shares of the Fund.

As of the Record Date, the following shareholders owned of record or beneficially five percent or more of the Fund:

Fund Name	Name and Address of Beneficial Owner	Number of Shares Owned	Percentage of Outstanding Shares Owned

RS Money Market VIP Series	The Guardian Insurance & Annuity Company, Inc. 7 Hanover Square New York, NY 10004	[ ] Class I shares owned of record	[100]%

GIAC may be deemed to be a control person of the Fund by virtue of record ownership of substantially all of the Fund’s shares.

FURTHER INFORMATION ABOUT VOTING AND THE MEETING

Quorum and Required Vote

The Trust’s Agreement and Declaration of Trust provides that forty percent (40%) of the shares entitled to vote on a matter shall constitute a quorum for the transaction of business on that matter at a meeting. This means that at least 40% of the Fund’s shares entitled to vote on a Proposal must be represented at the Meeting either in person or by proxy. Because GIAC is the shareholder of record of the Fund, the presence of GIAC at the Meeting in person or by proxy will meet the quorum requirement for the Fund.

Approval of the Plan of Liquidation requires the affirmative vote of the holders of a “majority of the outstanding voting securities” (as defined in the 1940 Act) of the Fund, which means the affirmative vote of the lesser of (1) more than 50% of the outstanding shares of the Fund or (2) 67% or more of the shares of the Fund present at the Meeting if the holders of more than 50% of the outstanding shares of the Fund are represented at the Meeting in person or by proxy.

Votes cast by proxy or in person at the Meeting will be counted by one or more persons appointed by the Trust to act as inspectors of election for the Meeting. The inspectors of election will count the total number of votes cast “for” approval of the proposals for purposes of determining a quorum and whether a sufficient number of affirmative votes have been cast.

Voting Instruction Process

The following information is being furnished by GIAC for the information of Contract Owners.

Contract Owners may provide voting instructions by mail, by filling out and returning the enclosed voting instruction card. If you are eligible to give voting instructions for more than one Variable Contract, you must submit separate voting instructions for each Variable Contract to provide instructions for all of the shares in which you have an interest.

To submit voting instructions by mail, please mark, sign, date and return the enclosed voting instruction card, following the instructions printed on the card. If you are an individual Contract Owner, please sign exactly as your name appears on the voting instruction card when you provide your voting instructions. Any owner or holder of a Variable Contract may sign the voting instruction card, but the signer’s name must exactly match a name that appears on the card.

Contract Owners may also provide their voting instructions by telephone or by using the Internet. To provide voting instructions via automated telephone service, call the toll-free number listed on your voting instruction card. To provide voting instructions via the Internet, log on to the Internet address located on your voting instruction card.

GIAC will vote its shares in accordance with the voting instructions for the Fund actually received from Contract Owners in the separate accounts through which it offers Variable Contracts; it will vote the shares of the Fund attributable to Variable Contracts for which it does not receive voting instructions in the same proportion as the shares for which it does receive voting instructions; and it will vote the shares of the Fund that it owns beneficially in the same proportion as the shares for which it receives voting instructions. As a result, a relatively small number of Contract Owners may determine the outcome of the vote.

As the Meeting date approaches, certain Contract Owners may receive a telephone call from a representative of BFDS, if their voting instruction card has not yet been received. Voting instruction cards that are obtained telephonically will be recorded in accordance with the procedures described below.

In all cases where a telephonic voting instruction is solicited, the BFDS representative is required to ask for each Contract Owner’s full name and address, or zip code or employer identification number, and to confirm that the Contract Owner has received the proxy materials in the mail. If the Contract Owner is a corporation or other entity, the BFDS representative is required to ask for the person’s title and confirmation that the person is authorized to direct the voting of the shares. If the information solicited agrees with the information provided to BFDS, then the BFDS representative has the responsibility to explain the process, read the proposal listed on the voting instruction card and ask for the Contract Owner’s instructions on the proposal. Although the BFDS representative is permitted to answer questions about the process, he or she is not permitted to recommend to the Contract Owner how to vote, other than to read any recommendation set forth in this Proxy Statement. BFDS will record the Contract Owner’s instructions on the card. If your vote is taken over the phone by a BFDS representative you will be sent a letter to confirm your instructions. If you have any questions or if your instructions are not correctly reflected in the confirmation letter, call 1-888-357-9187 immediately for assistance.

Other Business

The Board knows of no other business to be brought before the Meeting. However, if any other matters properly come before the Meeting, it is the Trustees’ intention that proxies which do not contain specific restrictions to the contrary will be voted on such other matters in accordance with the judgment of the persons named as proxies in the enclosed voting instruction card.

Adjournment

If a quorum for the Fund is not present at the Meeting or other matters arise requiring shareholder action, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. Any adjournment will require the affirmative vote of a majority of the shares of the Fund represented at the Meeting in person or by proxy. The persons named as proxies will vote those proxies that they are entitled to vote “FOR” the approval of the Plan of Liquidation in favor of such an adjournment, and will vote those proxies required to be voted “AGAINST” the approval of the Plan of Liquidation against such an adjournment. The costs of any such additional solicitation and of any adjourned session will be borne by GIS.

Date for Receipt of Shareholders’ Proposals for Subsequent Meetings of Shareholders

The Trust’s Agreement and Declaration of Trust does not provide for annual meetings of shareholders, and the Trust does not currently intend to hold such a meeting in 2015. Shareholder proposals for inclusion in the Proxy Statement for any subsequent meeting must be received by the Trust a reasonable period of time prior to the printing and sending of proxy materials.

APPENDIX A

Form of Plan of Liquidation

PLAN OF LIQUIDATION

RS VARIABLE PRODUCTS TRUST

RS Money Market VIP Series

This Plan of Liquidation (this “Plan”) is dated and is effective as of [            ], 2015 (the “Effective Date”), by RS Variable Products Trust (the “Trust”) on behalf of its separately designated series, RS Money Market VIP Series (the “Fund”). This Plan is intended to accomplish the complete liquidation and termination of the Fund in conformity with the provisions of the Trust’s Agreement and Declaration of Trust dated May 18, 2006 (the “Declaration of Trust”), and applicable law.

WHEREAS, pursuant to Article VIII, Section 4 of the Declaration of Trust, any series of the Trust may be terminated at any time by the affirmative vote of a “majority of the outstanding voting securities” of that series (as the quoted phrase is defined in the Investment Company Act of 1940, as amended) or by the Trustees by written notice to the shareholders of that series;

WHEREAS, at its meeting on February 4, 2015, the Board of Trustees of the Trust (the “Board”), considered and adopted this Plan as the method of liquidating and terminating the Fund (the “Liquidation”) subject to the approval of this Plan by the Fund’s shareholders (the “Shareholders”); and

WHEREAS, the actions taken pursuant hereto are intended to constitute a complete liquidation of the Fund, within the meaning of Section 331 or 332, as applicable, of the Internal Revenue Code of 1986, as amended (the “Code”);

NOW, THEREFORE, the Liquidation shall be carried out in the manner hereinafter set forth:

1.	Liquidation Date. The Liquidation shall occur within 24 months of the Effective Date, expected to be on or about April 30, 2015 (the “Liquidation Date”).

2.	Shareholder Meeting. The Board will call a Shareholder meeting to be held prior to the Liquidation Date in order to submit to the Shareholders this Plan for its approval or disapproval.

3.	Sales of Shares Before Liquidation Date. Commencing on a date to be determined by the President of the Trust and continuing through the liquidation of the Fund on the Liquidation Date, the Fund shall be closed to all new purchases.

4.	Liquidation of Assets. Prior to the Liquidation Date, the Fund shall have caused its portfolio securities and other assets to be sold or otherwise converted to cash or cash equivalents, to the extent practicable and consistent with the terms of this Plan.

5.	Payment of Liabilities. Prior to the Liquidation Date, the Fund shall determine and pay (or reserve sufficient amounts to pay) the amount of all known or reasonably ascertainable liabilities of the Fund incurred or expected to be incurred prior to the date of the Liquidating Distribution defined and described in Sections 7 and 10 below.

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6.	Dividends. As part of this Plan, with the intention to eliminate all liability of the Fund for corporate-level U.S. federal income and excise tax imposed pursuant to the Code, the Fund shall declare one or more dividends to the Shareholders on such one or more dates to be determined by the Treasurer of the Trust, to be paid on or before the date of the Liquidating Distribution as the Treasurer of the Trust may deem necessary or appropriate, to distribute (a) all of the Fund’s investment company taxable income (computed without regard to the deduction for dividends paid) and net capital gain, in each case (i) earned or accrued in the current taxable year of the Fund through and including the date of the Liquidating Distribution, and (ii) earned or accrued in any prior taxable year in respect of which, at the time of declaration and payment, the Fund is eligible to declare and pay a “spillback” dividend under section 855(a) of the Code, and in each case to the extent not otherwise distributed during or with respect to such taxable year in distributions that qualify for the dividends paid deduction; and (b) such additional amount, if any, as is required to avoid the imposition of the excise tax described in Section 4982 of the Code. For purposes of the foregoing, the total per share amounts of such one or more dividends shall be determined by the Treasurer of the Trust and such determination shall be binding and conclusive for all purposes. Information concerning the sources of any dividend payment pursuant to this Section 6 will be provided to the Shareholders.

7.	Liquidating Distribution. On the Liquidation Date, the Fund shall distribute a liquidating distribution (a “Liquidating Distribution”) consisting of cash to the Shareholders equal to each Shareholder’s interest in the remaining assets of the Fund as of the Liquidation Date (after the payments and creation of the reserves contemplated by Section 5 above, and after giving effect to any dividends declared pursuant to Section 6 above).

8.	Termination of Fund. Upon completion of the Liquidating Distribution, in accordance with Article VIII, Section 4 of the Declaration of Trust, the Fund shall engage in no other business except to wind up its operations and completely terminate.

9.	Expenses of the Liquidation. Guardian Investor Services LLC and RS Investment Management Co. LLC will pay the expenses of carrying out the Liquidation, including, without limitation, (1) expenses associated with the preparation and filing of a proxy statement relating to the Liquidation, (2) fees and disbursements of legal counsel and other professionals, (3) brokerage commissions and other direct expenses of liquidating portfolio investments, and (4) postage, printing and proxy solicitation costs.

10.	Amendment of this Plan; Powers of the Board. The Board shall have the authority to authorize such variations from or amendments of the provisions of this Plan as may be necessary or appropriate to effect the dissolution, complete liquidation and termination of the existence of the Fund and the distribution of the liquidation proceeds to the Shareholders in accordance with the purposes to be accomplished by this Plan. The Board and, subject to the discretion of the Board, the officers of the Trust, shall have the authority to do or authorize any or all acts and things as they may consider necessary or desirable to effect the liquidation and termination of the Fund, and the distribution of its net assets to shareholders in accordance with the purposes to be accomplished by the Plan, including, without limitation: (i) the execution and filing of all certificates, documents, information returns, tax returns, forms and other papers which may be necessary or appropriate to implement the Plan, (ii) acting on behalf of the shareholders, the establishment of a liquidating trust for the benefit of the shareholders, the appointment of a trustee of such liquidating trust to act on behalf of the shareholders to dispose of trust assets and distribute proceeds to the shareholders, and the transfer of Fund assets to such liquidating trust as a Liquidating Distribution, and (iii) such other actions as they deem appropriate, in each case without further shareholder action.

11.	Governing Law. This Plan and all amendments hereto shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

A copy of the Declaration of Trust is on file in the office of the Secretary of The Commonwealth of Massachusetts. This Plan was executed or made by or on behalf of the Trust and the Fund by the Trustees or officers of the Trust as Trustees or officers and not individually, and the obligations of this Plan are not binding upon any of them or the Shareholders individually but are binding only upon the assets and property of the Fund.

RS VARIABLE PRODUCTS TRUST, ON BEHALF OF

RS MONEY MARKET VIP SERIES

By:
Name: Matthew H. Scanlan
Title: President

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Proxy Tabulator PO Box 55920 Boston, MA 02205-5920	EVERY CONTRACT OWNER’S VOTING INSTRUCTION IS IMPORTANT

Vote on the Internet

Please go to the electronic voting site at www.2voteproxy.com/rsinvestments. Follow the online instructions. If you vote by internet, you do not have to return your card. (until close of business on April 23, 2015)

Vote by Phone

Please call us toll free at 1-800-830-3542, and follow the instructions provided. If you vote by telephone, you do not have to return your card. (until close of business on April 23, 2015)

Vote by Mail

Mark, sign, and date your card and return it promptly. Ensure the address below shows through the window of the enclosed postage paid return envelope. (must be received by close of business on April 23, 2015)

Important Notice Regarding the Availability of Proxy

Materials for the Meeting of Shareholders of RS Money

Market VIP Series to Be Held on April 24, 2015.

The Proxy Statement for this Meeting is available at: [www.2voteproxy.com/rsinvestments/[        ]].

PROXY TABULATOR PO BOX 55920 BOSTON, MA 02205-5920

VOTING INSTRUCTION	VOTING INSTRUCTION

VOTING INSTRUCTION CARD SOLICITED BY THE GUARDIAN INSURANCE & ANNUITY COMPANY, INC. AND

ON BEHALF OF THE BOARD OF TRUSTEES OF RS VARIABLE PRODUCTS TRUST FOR A MEETING

OF SHAREHOLDERS OF RS MONEY MARKET VIP SERIES

TO BE HELD ON APRIL 24, 2015

The undersigned, revoking any previously executed voting instruction cards, hereby directs The Guardian Insurance & Annuity Company, Inc. (“GIAC”) to vote all shares of RS Money Market VIP Series in which the undersigned had an interest as a contract owner on February 27, 2015, as designated below at the Meeting of Shareholders of RS Money Market VIP Series, to be held on April 24, 2015 at 9:00 a.m., Pacific Time, at the offices of RS Variable Products Trust at One Bush Street, Suite 900, San Francisco, CA 94104, and at any adjournments thereof. Receipt of the related Proxy Statement and accompanying Notice of Meeting that describes the matter to be considered and voted on is hereby acknowledged.

If you fail to return this Voting Instruction Card, depending on your separate account, GIAC will vote all shares attributable to your account value in proportion to all voting instructions for RS Money Market VIP Series actually received from the contract owners in the separate account.

Please sign exactly as your name appears on this Voting Instruction Card. If you are a joint owner, each owner should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name and indicate the signer’s office. If a partnership, please sign in partnership name.	Signature
Signature

Date

Proposal(s) listed on reverse side.

SUBMIT THIS VOTING INSTRUCTION CARD

TODAY!   (1 of 1)

Account Owner                                              [     ]

GIAC IS AUTHORIZED TO VOTE IN ITS DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. THE BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” APPROVAL OF THE PLAN OF LIQUIDATION, AND, BASED ON THAT RECOMMENDATION, GIAC ENCOURAGES CONTRACT OWNERS TO PROVIDE IT WITH VOTING INSTRUCTIONS “FOR” APPROVAL OF THE PLAN OF LIQUIDATION.

TO VOTE, PLEASE MARK BOXES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example:  ■

		FOR	AGAINST	ABSTAIN
1.	Approval of the Plan of Liquidation to liquidate RS Money Market VIP Series and distribute the liquidation proceeds to shareholders of RS Money Market VIP Series, all as described in the attached Proxy Statement.	☐	☐	☐

2.	To transact such other business as may properly come before the Meeting and any adjournments thereof.